Exhibit 10.10

RESTRICTED STOCK UNITS GRANT AGREEMENT

1.Grant of Award. The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of World Fuel Services Corporation, a Florida corporation (the “Company”) has awarded to (the “Participant”), effective as of (the “Grant Date”), restricted stock units (the “Restricted Stock Units”) corresponding to that same number of shares (the “Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”). The Restricted Stock Units have been granted under the World Fuel Services Corporation 2016 Omnibus Plan (the “Plan”), which is incorporated herein for all purposes, and the grant of Restricted Stock Units shall be subject to the terms, provisions and restrictions set forth in this Agreement and the Plan. As a condition to entering into this Agreement, and as a condition to the issuance of any Shares (or any other securities of the Company), the Participant agrees to be bound by all of the terms and conditions set forth in this Agreement and in the Plan. Capitalized terms used herein and not defined in this Agreement shall have the meaning set forth in the Plan.

2.Vesting and Forfeiture.
(a)Except as otherwise provided herein, the Restricted Stock Units shall vest on the earlier of: (i) the day prior to the annual meeting of shareholders of the Company that next follows the Grant Date or (ii) the one-year anniversary of the Grant Date (the "Vesting Date").
(b)Notwithstanding any other provision of this Agreement to the contrary, the Restricted Stock Units shall become fully vested and nonforfeitable in the event that a Change of Control occurs while the Participant is serving as a member of the Board.
(c)If the Participant ceases to be a member of the Board due to the Participant’s death or Disability prior to the Vesting Date, then any unvested Restricted Stock Units shall immediately vest upon the Participant’s ceasing to be a member of the Board. For purposes herein, the term “Disability” means the Participant’s inability to perform, with or without reasonable accommodation, his services as a member of the Board by reason of any medically determined physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by a medical doctor satisfactory to the Committee.
(d)If the Participant ceases to be a member of the Board for any reason (other than death, Disability or Change of Control) prior to the Vesting Date, then the Participant shall immediately vest in a pro-rated portion of the Restricted Stock Units and the balance of the Restricted Stock Units shall be immediately forfeited. For this purpose, the pro-rated portion shall be calculated by (i) multiplying (x) the total number of Restricted Stock Units awarded under this Agreement by (y) a fraction, the numerator of which shall be the number of days that the Participant served as a member of the Board after the Grant Date, and the denominator of which shall be 365 and (ii) rounding the number from the foregoing calculation to the nearest whole number. The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Participant’s forfeiture of any Restricted Stock Units pursuant to this provision.

3.Adjustment. The number of Restricted Stock Units are subject to adjustment by the Committee in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of the Common Stock or the payment of a stock dividend on Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt or payment of consideration by the Company.

Exhibit 10.10

4.Settlement of Restricted Stock Units.
(a)Delivery of Stock. Subject to Section 8 of this Agreement, the Company shall deliver the Shares corresponding to the vested Restricted Stock Units which are the subject of this Agreement to the Participant within 30 days after the Vesting Date provided in Section 2(a). In the event that the Restricted Stock Units (or a pro-rated portion thereof) shall vest prior to the Vesting Date as provided in either Section 2(b), (c) or (d), the Company shall deliver the Shares with respect to such vested Restricted Stock Units within 30 days following the date on which the vesting occurs thereunder; provided that, notwithstanding the foregoing and for the avoidance of doubt, the settlement of any Restricted Stock Units that constitute “nonqualified deferred compensation” under Section 409A of the Code and the Treasury Regulations thereunder (“Section 409A”) shall be subject to the requirements of Section 16 of this Agreement.
(b)    Death of Participant. By written notice to the Company’s Secretary, the Participant may designate a beneficiary or beneficiaries to whom any vested Restricted Stock Units shall be transferred upon the death of the Participant. In the absence of such designation, or if no designated beneficiary survives Participant, such vested Restricted Stock Units shall be transferred to the legal representative of the Participant’s estate. No such transfer of the Restricted Stock Units or the right to the Shares corresponding to such Restricted Stock Units or any portion thereof into Common Stock, shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee deems necessary to establish the validity of such transfer or right to convert, and an agreement by the transferee, administrator, or executor (as applicable) to comply with all the terms of this Agreement that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with this grant.
5.Rights with Respect to Shares Represented by Restricted Stock Units.
(a)No Rights as Shareholder until Delivery. Except as otherwise provided in this Section 5, the Participant shall not have any rights, benefits or entitlements with respect to any Shares subject to this Agreement unless and until the Shares have been delivered to the Participant. On or after delivery of the Shares, the Participant shall have, with respect to the Shares delivered, all of the rights of a shareholder of the Company, including the right to vote the Shares.
(b)Dividend Equivalents.
(i)Cash Dividends. As of each date on which the Company pays a cash dividend with respect to its Shares, the Company shall credit to a bookkeeping account (the “Cash Account”) for the Participant an amount equal to the cash dividends that would have been payable with respect to the Shares corresponding to the Restricted Stock Units which are the subject of this Agreement as if those Shares had been issued and outstanding as of the dividend payment date, so long as the Participant has not forfeited such Restricted Stock Units as provided herein. On the Vesting Date as provided in Section 2(a), the value of the Participant’s Cash Account shall vest and be distributable to the Participant within 30 days after the Vesting Date; provided, however, that, in the event the Participant ceases to be a member of the Board for any reason prior to the date on which the Cash Account is distributed, the portion of the Cash Account attributable to any Restricted Stock Units that are or become vested in connection with such cessation of service shall be distributed to the Participant (or the Participant’s estate), within 30 days following the date of such cessation of service, and the remainder of the Cash Account shall be forfeited.
(ii)Stock Dividends. As of each date on which the Company pays a stock dividend with respect to its shares of Common Stock, then the Shares corresponding to the Restricted Stock Units shall be increased by the stock dividend that would have been payable with respect to the Shares that correspond to the Restricted Stock Units, and shall be subject to the same vesting requirements as the Restricted Stock Units, to which they relate, and to the extent vested, shall be distributed at the same time as Shares corresponding to vested Restricted Stock Units are distributed.
6.Transfers. The Participant may not, directly or indirectly, sell, pledge or otherwise transfer any Restricted Stock Units or any rights with respect to the Cash Account.
7.Compliance with Laws and Regulations. The Participant acknowledges and agrees that the Company has filed a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), to register the Shares under the 1933 Act. The Participant acknowledges receipt of the Prospectus prepared by the Company in connection with the Registration

Exhibit 10.10

Statement. Prior to conversion of the Restricted Stock Units into Shares, the Participant shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and state securities law.
8.Taxes. The Company expressly permits the Participant (or the Participant’s estate, if applicable), at his or her option (or at the option of the Participant’s estate, if applicable), to elect to have the Company retain Shares that would otherwise be delivered to the Participant hereunder that have an aggregate Fair Market Value (determined by using the Fair Market Value as of the day immediately following the date of settlement) equal to the estimated Federal, state, local and foreign or other taxes that the Participant would incur in connection with the settlement of such Restricted Stock Units, provided that, and to the extent that, the Participant holds, at the time of such settlement, and has held, for a period of no less than six months and one day preceding the date of such settlement, a number of Shares equal to the number of Shares to be so retained. In exchange for the Shares retained by the Company pursuant to this Section 8, the Company will make a cash payment to the Participant (or the Participant’s estate, if applicable) in an amount equal to the Fair Market Value of the Shares so retained. The Participant shall communicate his or her election by delivery to the Company of a form to be provided by the Company, which shall be received no less than two business days prior to the date of such settlement. Any acquisition of Shares corresponding to Restricted Stock Units by the Company as contemplated hereby is expressly approved by the Committee as part of the approval of this Agreement.
9.Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
10.Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.
11.Governing Law/Jurisdiction. The validity and effect of this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida, without regard to any conflict-of-law rule or principle that would give effect to the laws of another jurisdiction. Any dispute, controversy or question of interpretation arising under, out of, in connection with or in relation to this Agreement or any amendments hereof, or any breach or default hereunder, shall be submitted to, and determined and settled by, litigation in the state or Federal courts in Miami-Dade County, Florida. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the state and Federal courts sitting in Miami-Dade County, Florida. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any litigation in Miami-Dade County, Florida.
12.Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
13.Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.
14.Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
15.Miscellaneous. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. This Agreement and the Plan can be amended or terminated by the Company to the extent permitted under the Plan. Amendments hereto shall be effective only if set forth in a written statement or contract, executed by a duly authorized member of the Committee. The Participant shall at any time and from time to time after the date of this Agreement, do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of

Exhibit 10.10

attorney, receipts, acknowledgments, acceptances and assurances as may reasonably be required to give effect to the terms hereof, or otherwise to satisfy and perform Participant’s obligations hereunder.
16.Compliance with Section 409A.
(a) If and to the extent that the Committee believes that the Restricted Stock Units or Cash Account may constitute a “nonqualified deferred compensation plan” under Section 409A, the terms and conditions set forth in this Agreement (and /or the provisions of the Plan applicable thereto) shall be interpreted in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of the Participant, may amend this Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines necessary or appropriate to comply with the applicable requirements of Section 409A.
(b) If and to the extent required to comply with Section 409A:
(i) Payments or delivery of Shares or the Cash Account under this Agreement may not be made earlier than (u) the Participant’s “separation from service”, (v) the date of a “change in the ownership”, “change in the effective control” or “change in the ownership of a substantial portion of the assets”, in each case, of the Company, (w) the date the Participant incurs a “disability”, (x) the Participant’s death or (y) a “specified time (or pursuant to a fixed schedule)” specified in this Agreement at the date of the deferral of such compensation;
(ii) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service; and
(iii) If the Participant is a “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).
For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A that are applicable to this Agreement.
(c) Notwithstanding the foregoing, the Company does not make any representation to the Participant that any consideration awarded pursuant to this Agreement is exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any beneficiary for any tax, additional tax, interest or penalties that the Participant or any beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, that either is consented to by the Participant or that the Company reasonably believes should not result in a violation of Section 409A, is deemed to violate any of the requirements of Section 409A.
17.    Unfunded Agreement. The rights of the Participant under this Agreement with respect to the Company’s obligation to distribute Shares corresponding to vested Restricted Stock Units and the value of the Participant’s Cash Account, if any, shall be unfunded and shall not be greater than the rights of an unsecured general creditor of the Company.
18.    Stock Ownership Policy. The Participant understands that the Committee has adopted a policy that requires the Participant to own a multiple of the Participant’s cash retainer in Common Stock. The Shares corresponding to any vested Restricted Stock Units that have not yet been delivered to the Participant shall be deemed to be Shares owned by the Participant for purposes of such policy. The Participant agrees to comply with such policy and any modifications thereof that may be adopted by the Committee from time to time.

Exhibit 10.10

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.
                     WORLD FUEL SERVICES CORPORATION

By: ______________________________
Name:    _________________________________
Title: ____________________________

PARTICIPANT_____________________

Signature:________________________

Print Name:_______________________